UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 12, 2016, Gina Hicks resigned from her position as the Chief Financial Officer of Vapor Corp. (the “Company”). Effective as of December 12, 2016, the Company has appointed John A. Ollet, 54, to serve as the Company’s new Chief Financial Officer.

Mr. Ollet previously served as Executive Vice President-Finance for Systemax, Inc. (NYSE:SYX) from 2006 to 2016. His prior chief financial officer experience also includes serving as Vice President and Chief Financial Officer of Arrow Cargo Holdings, Inc., an airline logistics company, and VP Finance /CFO - The Americas - Cargo Division, KLM Royal Dutch Airlines, an airline company. He also previously served as Vice President Finance/Administration at Sterling-Starr Maritime Group, Inc. and served on the audit staff of Arthur Andersen & Co. Mr. Ollet received a bachelor’s degree in Finance/Economics and a master’s degree in business administration from Florida International University. Mr. Ollet is a Certified Public Accountant.

In connection with Mr. Ollet’s appointment as Chief Financial Officer of the Company, the Company and Mr. Ollet entered into an Employment Agreement, dated December 12, 2016 (the “Employment Agreement”). The Employment Agreement has a term of three years. Mr. Ollet’s initial base salary shall be $180,000 per year. Mr. Ollet shall be eligible to receive (i) a one-time sign-on bonus of $5,500 and (ii) options to acquire 1,000,000,000 shares of the Company’s common stock, which options will vest in four equal installments on each of May 15, 2017, November 15, 2017, May 15, 2018 and November 15, 2018, provided that Mr. Ollet is employed by the Company on each such date. Mr. Ollet shall also be entitled to bonuses and other incentives at the discretion of the Company, based in part on Mr. Ollet’s performance.

During the employment period, Mr. Ollet’s employment with the Company may be terminated by the Company for Cause (as defined in the Employment Agreement) or by Mr. Ollet at any time and for any reason. In the event the Company terminates Mr. Ollet’s employment for any reason other than for Cause, then the Company shall pay to Mr. Ollet (i) his accrued but unpaid salary and accrued but unused vacation time, (ii) any declared bonuses and (iii) severance payments for the applicable Severance Period (as defined in the Employment Agreement).

The Employment Agreement also contains customary non-solicitation and confidentiality provisions.

Mr. Ollet does not have a family relationship with any of the current officers or directors of the Company. Other than the Employment Agreement, there are no arrangements or understandings between Mr. Ollet and any other person pursuant to which Mr. Ollet was appointed to serve as the Chief Financial Officer. There is no currently proposed transaction, and there has not been any transaction, involving the Company and Mr. Ollet which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

The above description of the terms of the Employment Agreement are not complete and are qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On December 15, 2016, 2016, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Ollet as Chief Financial Officer of the Company. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement, dated December 12, 2016, by and between the Company and John A. Ollet

99.1	Press Release, dated December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: December 15, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated December 12, 2016, by and between the Company and John A. Ollet

99.1	Press Release, dated December 15, 2016